Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal Year 2015 Third Quarter Financial Results

China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based retail and wholesale distributor of pharmaceutical and health care products through its own online and retail pharmacies, today announced earnings results for the quarter ended December 31, 2014.

FY 2015 Third Quarter Highlights:

•	Retail drugstores sales increased by $2.16 million, or 19.5% year over year, to approximately $13.3 million, largely due to a 24.3% increases in same-store sales;
•	Online pharmacy sales jumped 110.6% to approximately $4.4 million during the quarter, as compared to $2.1 million during the same period last year;
•	Gross profit increased by $3,002,949 or 1,676.8% compared to the same period of prior year;
•	Gross margin increased from 1.0% to 14.9% in the three months ended December 31,2014;

•	Net income was $127,525 compared to net loss of $8,735,230 for the same period last year; Diluted EPS was $0.01 compared to loss per share of $0.64 for the comparable quarter of prior year.

Retail drugstores sales increased 19.5% primarily due to the 24.3% increase in same-store sales in the third quarter of 2015. Our retail drugstores sale growth rate is more than twice of the industry average. By acquiring Sanhao Pharmacy during the recent quarter, selecting products catering to local community, and continuing to provide quality in-store service such as doctors’ in-store clinics service, we expect to further strengthen our competitive advantage in Hangzhou and Zhejiang Province.

The Company’s online pharmacy sales increased dramatically for the three months ended December 31, 2014, more than double the sales as compared to that of the three months ended December 31, 2013. We have expanded cooperation with business-to-consumer online vendors, including Taobao, JD.com and Amazon.com. In addition, we have signed a service agreement with Alipay (China) Internet Technology Ltd. ("Alipay") to launch an online payment service ("Alipay Service") for its customers, which gives us a great opportunity to get access to Alipay's over 300 million registered users. We expect online pharmacy sales will continue to grow fast in the future, especially considering the potential authorization of the online sale of prescription drugs in 2015.

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Mr. Lei Liu, Chairman and CEO of the Company stated, "We are glad to see that our company delivered a solid performance as we achieved quarterly profitability as compared to last year’s large deficits . What’s more exciting is the rapid increase in our e-commerce revenue, which greatly contributed to our total revenue. In the next two to three years, the online pharmacy sales would probably exceed our retail drugstore sales and make the Company one of the leading online pharmacy stores in China. Now it’s only a turning point. Going forward, we will continue to focus our efforts on developing e-commerce opportunities, and drive our physical stores network and sales growth.”

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China. As of December 31, 2014, the Company had 60 retail pharmacies in Hangzhou. The Company's wholesale subsidiary not only supplies its retail stores, but also distributes drug and other healthcare products to other drugstores and drug vendors. The Company routinely posts important information on its corporate websites at www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

Contact:

China Jo-Jo Drugstores, Inc.
Ming Zhao, Chief Financial Officer
561-372-5555
frank.zhao@jojodrugstores.com

See Accompanying Tables

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CHINA JO-JO DRUGSTORES, INC., AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	March 31,
	2014	2014
ASSETS

CURRENT ASSETS
Cash	$1,734,392	$4,445,276
Restricted cash	9,989,227	3,114,543
Notes receivable	108,329	-
Trade accounts receivable, net	7,111,594	6,734,536
Inventories	9,777,878	7,047,397
Other receivables, net	988,640	149,546
Advances to suppliers, net	3,666,492	4,577,194
Other current assets	1,614,095	1,663,102
Total current assets	34,990,647	27,731,594

PROPERTY AND EQUIPMENT, net	9,378,160	9,412,688

OTHER ASSETS
Farmland assets	1,376,806	1,371,735
Long term deposits, landlord	2,576,118	2,786,437
Other noncurrent assets	2,767,155	3,036,930
Intangible assets, net	3,140,358	1,569,443
Total other assets	9,860,437	8,764,545

Total assets	$54,229,244	$45,908,827

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loan payable	$32,580	$162,300
Accounts payable, trade	13,366,998	14,554,726
Notes payable	14,939,135	7,820,718
Other payables	2,862,395	1,282,211
Other payables - related parties	1,972,931	2,384,294
Loan from third parties	215,843	294,042
Customer deposits	3,693,298	3,185,885
Taxes payable	450,340	373,501
Accrued liabilities	678,751	1,208,242
Total current liabilities	38,212,271	31,265,919

Purchase option and warrant liability	329,990	278,916
Total liabilities	38,542,261	31,544,835

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of December 31, 2014 and March 31, 2014	-	-
Common stock; $0.001 par value; 250,000,000 shares authorized; 15,385,504 and 14,416,022 shares issued and outstanding as of December 31, 2014 and March 31, 2014	15,386	14,416
Additional paid-in capital	18,824,368	17,355,555
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(8,517,159)	(8,260,767)
Accumulated other comprehensive income	4,016,336	3,905,136
Total stockholders' equity	15,648,040	14,323,449

Noncontrolling interests	38,943	40,543
Total equity	15,686,983	14,363,992

Total liabilities and stockholders' equity	$54,229,244	$45,908,827

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CHINA JO-JO DRUGSTORES, INC., AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the three months ended December 31,		For the nine months ended December 31,
	2014	2013	2014	2013
REVENUES, NET	$21,320,039	$17,833,072	$56,223,336	$50,025,012

COST OF GOODS SOLD	18,138,006	17,653,988	47,765,427	43,296,356

GROSS PROFIT	3,182,033	179,084	8,457,909	6,728,656

SELLING EXPENSES	2,184,184	5,338,404	5,886,541	9,998,377
GENERAL AND ADMINISTRATIVE EXPENSES	622,113	3,700,466	2,449,489	6,833,265
TOTAL OPERATING EXPENSES	2,806,297	9,038,870	8,336,030	16,831,642

INCOME (LOSS) FROM OPERATIONS	375,736	(8,859,786)	121,879	(10,102,986)

OTHER INCOME (LOSS), NET	(106,773)	130,426	(275,301)	127,034
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	(127,431)	(41,944)	(51,074)	(50,328)

INCOME (LOSS) BEFORE INCOME TAXES	141,532	(8,771,304)	(204,496)	(10,026,280)

PROVISION FOR INCOME TAXES	14,007	(35,887)	52,828	43,222

NET INCOME (LOSS)	127,525	(8,735,417)	(257,324)	(10,069,502)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(987)	187	932	694

NET INCOME (LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	126,538	(8,735,230)	(256,392)	(10,068,808)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	52,740	259,814	111,200	1,019,605

COMPREHENSIVE INCOME (LOSS)	$179,278	$(8,475,416)	$(145,192)	$(9,049,203)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	15,199,092	13,959,003	14,867,218	13,730,742
Diluted	15,596,554	13,959,003	14,867,218	13,730,742

LOSS PER SHARES:
Basic	$0.01	$(0.64)	$(0.02)	$(0.73)
Diluted	$0.01	$(0.64)	$(0.02)	$(0.73)

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CHINA JO-JO DRUGSTORES, INC., AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(257,324)	$(10,069,502)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,240,323	1,646,066
Stock compensation	527,357	477,284
Bad debt recovery	(3,126,039)	(692,883)
Inventory reserve	277,603	-
Change in fair value of purchase option and warrant liability	51,074	86,379
Change in operating assets:
Accounts receivable, trade	1,566,629	2,278,341
Notes receivable	(108,096)	-
Inventories	(2,976,220)	(9,330,835)
Other receivables	(619,695)	(259,339)
Advances to suppliers	1,916,591	10,706,963
Other current assets	55,012	(1,009,632)
Long term deposit	220,146	-
Other noncurrent assets	280,399	133,648
Change in operating liabilities:
Accounts payable, trade	(1,236,808)	5,099,673
Other payables and accrued liabilities	390,535	1,074,755
Customer deposits	494,570	(909,992)
Taxes payable	75,296	82,942
Net cash used in operating activities	(1,228,647)	(686,132)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(898,522)	(457,609)
Increase in long-term deposits for land use right	-	(1,355,290)
Acquisition of business, net	(936,288)	-
Additions to leasehold improvements	(189,143)	(25,112)
Payments on construction-in-progress	(96,636)	-
Net cash used in investing activities	(2,120,589)	(1,838,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	32,510	162,280
Repayment of short-term bank loan	(162,550)	-
Repayment of third parties loan	(79,116)	-
Change in restricted cash	(6,848,423)	(999,814)
Repayments of notes payable	(14,132,390)	659,246
Issuance of notes payable	21,206,663	-
Change in other payables-related parties	529,115	909,954
Net cash provided by financing activities	545,809	731,666

EFFECT OF EXCHANGE RATE ON CASH	92,543	375,042

DECREASE IN CASH	(2,710,884)	(1,417,435)

CASH, beginning of period	4,445,276	4,524,094

CASH, end of period	$1,734,392	$3,106,659

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$4,621	$-
Cash paid for income taxes	$59,755	$9,529
Issuance of common stock in settlement of debts	$941,613	$-

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